Exhibit XII

EIB Board of Governors initiates process to change EIB Statute

On June 21, 2024, the Board of Governors of  the European Investment Bank (“EIB”) set in motion the process to make certain changes to the Statute of the EIB (the “Statute”).  In line with other international financial institutions, this proposed statutory change will give the EIB’s Board of Governors the competence to determine the EIB’s gearing ratio, which requires the aggregate amount of loans and guarantees granted by the EIB outstanding at any time not to exceed a maximum ratio in respect of its subscribed capital, reserves, non-allocated provisions and profit and loss account surplus.

The legislative procedure for this proposed statutory change, which is set out in Article 308 of the Treaty on the Functioning of the European Union (the “TFEU”), will now be taken forward by the EIB governing bodies and the Council of the European Union, in consultation with the European Parliament, the European Commission, and some national parliaments of the EU Member States.

Subject to this proposed statutory change being adopted in accordance with Article 308 of the TFEU, the EIB’s Board of Governors also agreed to raise the gearing ratio limit from 250% to 290%, enabling the EIB to maintain planned 2024 annual lending volumes and implement additional mandates and guarantees from the EU budget, whilst preserving its credit rating, leverage and capital ratios.  This increase is expected to provide sufficient headroom to implement the EIB Group Strategic Roadmap and for critical investment in areas such as clean energy, batteries, social and territorial cohesion, and security and defence, boosting European strategic autonomy.  Under the new gearing ratio limit, the EIB is expected to maintain a high Core Tier 1 capital ratio, further enhanced by internal measures to boost efficiency and profitability, and this with no anticipated impact on European taxpayers.  The new gearing ratio limit would enter into force on the date of the entry into force of the proposed statutory change.  There can, however, be no certainty that this proposed statutory change will ultimately be adopted or about the timing of any such adoption.

Forward-Looking Statements

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Forward-looking statements involve inherent risks, uncertainties, and other factors that may cause the EIB’s actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied in these forward-looking statements.  Although the EIB believes that the expectations reflected in such forward-looking statements were reasonable as of the date they were made, no assurance can be given that such expectations will prove to have been correct.  Accordingly, actual results could differ materially from those contained in any forward-looking statements.  Consequently, you are cautioned not to place undue reliance on forward-looking statements.

Forward-looking statements speak only as of the date they are made, and the EIB undertakes no obligation to update publicly or release any revisions to these forward-looking statements in light of new information or to reflect events or circumstances after the date of the particular statement or to reflect the occurrence of unanticipated events, except to the extent required by applicable law.  All subsequent forward-looking statements attributable to the EIB or any person acting on its behalf are qualified by the cautionary statements herein.